EXHIBIT 10.6
FORM OF INDEMNIFICATION AGREEMENT BETWEEN THE COMPANY AND EACH OF ITS DIRECTORS

INDEMNIFICATION AGREEMENT

THIS AGREEMENT, made and entered into this _____ day of ___________, by and between North American Galvanizing & Coatings, Inc., a Delaware corporation (the “Company”), and ____________(“Indemnitee”).

W I T N E S S E T H

WHEREAS, the Company desires to retain and attract as its directors and officers the most capable persons available;

WHEREAS, Indemnitee is an officer or director of the Company or of an entity in which the Company directly or indirectly owns an interest;

WHEREAS, both the Company and Indemnitee recognize the risk of litigation and other claims being asserted against companies’ directors and officers;

WHEREAS, the Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company (together, the “Charter Documents”) provide for indemnification and advancement of expenses for the Company’s officers and directors, and persons who serve at its request as officers and directors of other companies, and Indemnitee has served and continues to serve in such capacity in part in reliance on such provisions contained in the Charter Documents; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, Indemnitee’s reliance on the Charter Documents, and in part to provide Indemnitee with specific contractual assurance that the provisions of the Charter Documents will be applicable to Indemnitee (regardless of, among other things, any amendment to or revocation of such Charter Documents, any change in the composition of the Company’s Board of Directors, or any acquisition transaction relating to the (Company), the Company desires to provide for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by Delaware law, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual premises contained herein and of Indemnitee continuing to serve the Company directly or indirectly, at its request, and intending to be legally bound hereby, the parties hereto agree as follows:

l.	Certain Definitions:

(a)           “Change in Control” shall be deemed to have occurred if (i) any person becomes, after the date hereof, the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), directly or indirectly, of securities of the Company representing 25%  or more of the total voting power represented by the Company’s then outstanding Voting Securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company’s Board of Directors (the “Board”) and any new director whose election by the Board or nomination for election by the Company’s stockholders (the “Stockholders”) was approved by a vote of at least two-thirds of the directors then still in office (who either were directors at the beginning of the period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority thereof; (iii) a merger or consolidation of the Company with any other corporation is approved, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such merger or consolidation; or (iv) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s asset is approved by the Board and a majority of the Stockholders.

(b)           “Claim” shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether civil, criminal, administrative, or investigative and whether conducted by the Company or any other party.

( c )           “Expenses” shall mean expenses (including attorneys’ fees), judgments, ERISA excise taxes or penalties, fines and amounts paid in settlement (including all interest, assessments and all other charges paid or payable in connection with or in respect of such expenses, judgments, fines, taxes, penalties or amounts paid in settlement), actually and reasonably incurred by Indemnitee in connection with an Indemnifiable Event.

(d)           “Indemnifiable Event” shall main any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request (expressed or implied) of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(e)           “Reviewing Party”  shall mean any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board (including the Independent Counsel referred to in Section 3 below) who is not a party to the Claim for which Indemnitee is seeking indemnification.

(f)           “Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.

2.	Basic Indemnification Arrangement.

(a)           In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in,  a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest permitted by Delaware law (as the same exists as of the date of this Agreement or hereafter may be amended) and as provided by this Agreement, as soon as written demand is presented to the Company, against any and all Expenses of such Claim.

If so requested by Indemnitee, the Company shall advance (within five (5) business days of such request) any and all Expenses to Indemnitee before the final disposition of the Claim, upon receipt by the Company of an undertaking by or on behalf of Indemnitee to repay such advances if it shall be ultimately determined that Indemnitee is not entitled to be indemnified under this Agreement or otherwise (each an “Expense Advance”).  The Company shall make all Expense Advances that Indemnitee’s defense counsel certifies by affidavit to the Company as be in reasonable and incurred in defending a Claim (including permissive and compulsory counterclaims and affirmative defenses).

(b)           Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written legal opinion if the Independent Counsel (as defined below) is involved) that indemnification of Indemnitee would not be permitted under applicable law; provided, however, that to be effective any such denial of indemnification must be in a writing delivered to Indemnitee stating with particularity the reason or reasons for such denial; and (ii) the obligations of the Company to make Expense Advances pursuant to Section 2 (a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that indemnification of Indemnitee would not be permitted under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under  applicable law, any determination made by the Reviewing Party that indemnification of Indemnitee would not be permitted shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial  determination is made with respect thereto.

(c)           If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been a Change in Control, the Reviewing Party shall be the Independent Counsel.  If there has been no determination by the Reviewing Party or if the Reviewing Party determines that indemnification of Indemnitee or Expense Advances would not be permitted in whole or in part under applicable law, Indemnitee shall have the right to commence litigation, in any Delaware court having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3.             Change in Control.  The Company agrees that if there is a Change in Control, then, with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and Expense Advances under this Agreement, any other agreement, or the Charter Documents, the Company shall seek legal advice as to such matters relating to the rights to indemnification and Expense Advances only from independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not performed services for the Company or Indemnitee within the last five years (other than in connection with such matters relating to the rights to indemnification and Expense Advances) (the “Independent Counsel”).  The Independent Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the Independent Counsel and to fully indemnify the Independent Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4,             Indemnification for Additional Expenses.   The Company shall indemnify Indemnitee against any and all expenses (including reasonable attorneys’ fees) and, if requested by Indemnitee, shall (within five (5) business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or Expense Advance by the Company under this Agreement, any other agreement, or any provision of the Charter Documents and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company; provided, however, that Indemnitee is ultimately determined to be entitled, in whole or in part, to such indemnification, Expense Advance or insurance recovery.  The Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid Indemnitee under this Section 4 if Indemnitee ultimately is determined not to be entitled to such indemnification, Expense Advance payment or insurance recovery.

5.             Partial Indemnity.   If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion, but not all, of the Expenses, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6.             Burden of Proof.   In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

7.             No Presumption.  For purposes of this Agreement, the termination of any Claim, by judgment, order, settlement (whether with or without court approval, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any applicable standard of conduct.

8.             Non-exclusivity.   The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Charter Documents, the corporate law of the State of Delaware, or otherwise.  To the extent that a change in the corporate law of the State of Delaware (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded.

9.             Liability Insurance.   To the extent the company maintains an insurance policy or policies providing director’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the Coverage provided for any Company director or officer of the Company.

10.           Amendment Waiver.   Except as provided in Section 8 above, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any of the provisions hereof (whether or not similar) nor shall such waiver constitute a continuity waiver.

11.           Subrogation.   With respect to any payments made under this Agreement, the Company shall be subrogated to the extent of such payments to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

12.           No Duplication of Payment.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Charter Documents or otherwise) of the amounts otherwise indemnifiable hereunder.

13.           Binding Effect.   This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including without limitation any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), heirs, and personal and legal representatives.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

14.           Severability.    All of the provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

15.           Governing Law.   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

16.           Headings.                      The headings in this Agreement are for convenience of reference only and shall not be deemed to affect any provision of this Agreement.

17.           Counterparts.                                   This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

EXECUTED this _______  day of ______________.

NORTH AMERICAN GALVANIZING & COATINGS, INC. By: ______________________________________ Name: Title: INDEMNITEE: _________________________________________